Exhibit 10.27

                                 AMENDMENT NO. 3
                                       TO
                                LICENSE AGREEMENT
                                -----------------


         AMENDMENT NO. 3 TO LICENSE AGREEMENT (this "Amendment No. 3") made as of this 25th day of September, 1998 by and between YALE UNIVERSITY, a corporation organized and existing under and by virtue of a charter granted by the general assembly of the Colony and State of Connecticut and located in New Haven, Connecticut ("YALE"), and VION PHARMACEUTICALS, INC. (f/k/a OncoRx Inc.), a corporation organized and existing under the laws of the State of Delaware and with principal offices located in New Haven, Connecticut ("LICENSEE").

                              W I T N E S S E T H:

         WHEREAS, YALE and LICENSEE are parties to a License Agreement dated August 31, 1994, under which YALE exclusively licensed to LICENSEE a series of YALE owned inventions relating to potential anti-tumor and anti-viral compounds;

         WHEREAS, YALE and LICENSEE amended the License Agreement pursuant to an Agreement dated November 15, 1995 to make an additional patent subject to the License Agreement and provide the terms of compensation to YALE therefor;

         WHEREAS, YALE and LICENSEE again amended the License Agreement pursuant to an Agreement dated June 12, 1997 to reduce the earned royalties payable on Sublicense Income, and to make certain other changes to the License Agreement; and

         WHEREAS, YALE and LICENSEE wish to amend the License Agreement, as amended, to modify and clarify the patents subject to the License Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, YALE and LICENSEE hereby agree as follows:

         1. Exhibit C of the License Agreement shall be deleted in its entirety and shall now read as follows:

                                 "PATENT LISTING

         U.S. Patent Application Serial Number 098,650
         Novel L-2',3'-Dideoxy Nucleoside Analogs as Anti-Hepatitis B (HBV)
         Agents

         U.S. Patent Application Serial Number 08/067,299
         Novel L-2'3'-Dideoxy Nucleoside Analogs as Anti-Hepatitis (HBV) Agents

         U.S. Patent Application Serial Number 08/406,198
         Reduced Toxicity Compositions and Methods for Treating HIV Infections

         Additional Technology

         Inhibition of Human Hepatitis B virus Replication by 3'-Thia 2', 3'-dideoxycytidine and its Derivatives (OCR 340)".

         2. For purposes of this Amendment No. 3, "Additional Licensed Patents" shall mean U.S. Patent Applications 08/067,299 and 08/406,198.

         3. The following new Section 8.5 shall be added to the License
Agreement:

         "8.5     Diligence with respect to (beta)-L-FD4C.

         (a) LICENSEE shall endeavor to perform pre-clinical and clinical development of (beta)-L-FD4C, a Licensed Product that is covered by one or more claims of the Additional Licensed Patents, consistent with sound scientific and business judgment and the development plan attached to this Amendment No. 3 as Exhibit E.

         (b) If one or more of the milestones listed in Exhibit E is not achieved for reasons attributable to safety, efficacy, pharmacokinetics, formulation difficulties, patient enrollment or any of the excused causes listed in clauses (i) through (iv) of Section 8.2 of the License Agreement, then LICENSEE will have additional reasonable time to achieve the milestones so affected. If LICENSEE is unable to achieve any of the milestones listed in Exhibit E, then YALE has the right and option to terminate the license grant under the Additional License Patents subject to the terms and conditions of Sections 8.5(c) and 8.5(d) below.

         (c) To exercise the right to terminate LICENSEE's exclusive license under this Section 8.5, YALE must give LICENSEE written notice (stating its intent to so terminate). LICENSEE thereafter has ninety (90) days to present written tangible evidence that it has made good faith efforts to diligently achieve any missed milestone, and YALE will take into consideration the evidence provided by LICENSEE. However, if YALE is not satisfied with the evidence provided by LICENSEE that LICENSEE has made good faith efforts to diligently achieve a missed milestone, then YALE may, at its option, terminate the license grant under the Additional Licensed Patents by giving written notice to LICENSEE. In the event that YALE terminates LICENSEE's exclusive license, such termination shall be made only with respect to (beta)-L-FDFC and the intended use for which a milestone has been missed as set forth in Exhibit E.

         (d) Notwithstanding anything to the contrary contained in this Section 8.5, in the event that LICENSEE enters into a sublicense or other strategic alliance with a third party to develop and market Licensed Products that are covered by one or more claims of the Additional Licensed Patents, the provisions of this Section 8.5 shall no longer apply.

         4. Except as expressly amended hereby, the License Agreement, as amended to date, remains unchanged and in full force and effect.


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

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be executed in duplicate originals by their duly authorized representatives.


YALE UNIVERSITY                                      VION PHARMACEUTICALS, INC.



By:  /s/ Gregory E. Gardiner                         By:  /s/ John A. Spears
Name:    Gregory E. Gardiner                         Name:  John Spears
Title:  Senior Director                              Title:  President & CEO



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


                                    Exhibit E


                      CLINICAL DEVELOPMENT OF (beta)-L-FD4C


o        Completion of Woodchuck Study (long term dosing)              1Q/99
o        GMP Formulation                                               1Q/99
o        GMP Drug Synthesis Complete: Toxicology Initiated             2Q/99
o        IND Filing Phase I (Human Volunteer)                          4Q/99
o        Initiate Phase II (HBV Asia)                                  3Q/00
o        Initiate Phase II (HIV USA)                                   3Q/00


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